                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Universal Compression, Inc.

     We have audited the accompanying statements of income, stockholder's equity and cash flows of Tidewater Compression Service, Inc. (the "Company") for the period from April 1, 1997 through February 20, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows of Tidewater Compression Service, Inc. for the period from April 1, 1997 through February 20, 1998, in conformity with generally accepted accounting principles in the United States of America.

                                            DELOITTE & TOUCHE LLP

Houston, Texas
June 1, 1998

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

                      TIDEWATER COMPRESSION SERVICE, INC.

                            STATEMENT OF OPERATIONS

                                                                  PERIOD FROM
                                                                 APRIL 1, 1997
                                                                    THROUGH
                                                               FEBRUARY 20, 1998
                                                               -----------------
                                                                (IN THOUSANDS)
Revenues:
  Rentals...................................................        $71,644
  Sales.....................................................         19,924
  Other.....................................................          3,024
  Gain on asset sales.......................................          1,094
                                                                    -------
          Total revenues....................................         95,686
                                                                    -------
Costs and expenses:
  Rentals...................................................         31,924
  Cost of sales.............................................         14,753
  Depreciation and amortization.............................         23,310
  General and administrative................................          8,669
  Interest expense..........................................             --
                                                                    -------
          Total costs and expenses..........................         78,656
                                                                    -------
Income before income taxes..................................         17,030
Income taxes................................................          6,271
                                                                    -------
          Net income........................................        $10,759
                                                                    =======

                See accompanying notes to financial statements.

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

                      TIDEWATER COMPRESSION SERVICE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM APRIL 1, 1997 THROUGH FEBRUARY 20, 1998

                                                                 ADDITIONAL
                                                        COMMON    PAID-IN     RETAINED
                                                        STOCK     CAPITAL     EARNINGS    TOTAL
                                                        ------   ----------   --------   -------
                                                                     (IN THOUSANDS)
Balance, April 1, 1997................................   $49      $25,627     $31,871    $57,547
Net income............................................    --           --      10,759     10,759
                                                         ---      -------     -------    -------
Balance, February 20, 1998............................   $49      $25,627     $42,630    $68,306
                                                         ===      =======     =======    =======

                See accompanying notes to financial statements.

                      TIDEWATER COMPRESSION SERVICE, INC.

                            STATEMENT OF CASH FLOWS

                                                                  PERIOD FROM
                                                                 APRIL 1, 1997
                                                                    THROUGH
                                                               FEBRUARY 20, 1998
                                                               -----------------
                                                                (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................       $ 10,759
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................         23,310
     Gain on asset sales....................................         (1,094)
     Deferred income tax benefit............................         (1,825)
     Decrease in receivables................................            700
     Increase in inventories................................           (610)
     Decrease in other current assets.......................             11
     Increase in accounts payable...........................          2,716
     Decrease in accrued expenses...........................           (476)
                                                                   --------
          Net cash provided by operating activities.........         33,491
                                                                   --------
Cash flows from investing activities:
  Proceeds from asset sales.................................          3,803
  Additions to properties and equipment.....................        (17,600)
                                                                   --------
          Net cash used in investing activities.............        (13,797)
                                                                   --------
Cash flows from financing activities:
  Net change in amount due to Tidewater Inc. ...............        (17,870)
  Repayments of long-term debt..............................             --
                                                                   --------
          Net cash used in financing activities.............        (17,870)
                                                                   --------
Net increase in cash........................................          1,824
Cash at beginning of period.................................             --
                                                                   --------
Cash at end of period.......................................       $  1,824
                                                                   ========
Supplemental cash flow information -- cash paid for
  interest..................................................             --

                See accompanying notes to financial statements.

                      TIDEWATER COMPRESSION SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
          FOR THE PERIOD FROM APRIL 1, 1997 THROUGH FEBRUARY 20, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Tidewater Compression Service, Inc. ("TCS" or the "Company") is, and has been for all periods presented, a wholly owned subsidiary of Tidewater Inc. ("Tidewater"). The accompanying financial statements are presented as if TCS had been an entity separate from its parent during the periods presented and include the revenues and expenses that are directly related to TCS' operations. As a subsidiary of Tidewater, TCS was a participating employer in certain employee benefit plans and also received certain administrative services such as data processing, legal, insurance placement and claims handling from its parent. The costs associated with providing TCS with such employee benefit programs and administrative services, where significant, have been allocated to TCS based on management's estimate of the time involved in providing such services and are included in the accounts of TCS. Management believes the method used to allocate the cost of these services is reasonable.

  Nature of Operations

     TCS operates one of the largest rental fleets of natural gas compressors in the United States. The compressors are rented to oil and gas producers and processors and are used primarily to boost the pressure of natural gas from the wellhead into gas-gathering systems, into nearby gas-processing plants or into high-pressure pipelines. TCS also designs and fabricates compression packages for its own fleet as well as for sale to customers.

  Use of Estimates

     In preparing TCS' financial statements, management makes estimates and assumptions that affect the amounts reported in the financial statements and related disclosures. Actual results may differ from these estimates.

  Revenue Recognition

     Revenue from equipment rentals and parts sales is recognized when earned. Compressor fabrication revenue is recognized using the completed-contract method. This method is used because the typical contract is completed within two months and financial position and results of operations do not vary significantly from those which would result from use of the percentage-of-completion method.

  Income Taxes

     TCS' operations are included in the consolidated U.S. federal income tax returns of Tidewater Inc. The tax provisions presented in these financial statements have been determined as if TCS' operations were a stand-alone business filing a separate income tax return with the amount of current tax owed (refundable) charged or credited to the amounts due to Tidewater Inc. Deferred tax assets and liabilities which are also included in the amounts due to Tidewater Inc. are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled.

  Environmental Liabilities

     The costs to remediate and monitor environmental matters are accrued when such liabilities are considered probable and a reasonable estimate of such costs is determinable.

                      TIDEWATER COMPRESSION SERVICE, INC.

  Pension, Postretirement and Other Benefit Plans

     TCS employees participate in Tidewater pension and other postretirement plans. TCS has accounted for its participation in the Tidewater plans as a participation in multiemployer plans. Accordingly, the statement of operations includes an allocation from Tidewater for the costs associated with the TCS employees who participate in these plans that is comparable to TCS' required contribution to the plans for the periods presented. Additionally, no assets and liabilities have been reflected in the balance sheet related to the overall Tidewater pension and other postretirement benefit plans since it is not practicable to segregate the amounts applicable to TCS. TCS employees also participate in the medical, dental, life and workers' compensation insurance plans sponsored by Tidewater. The costs of these plans are allocated to TCS based on the number of TCS employees participating in the plans.

  Foreign Currency Transactions

     Activities outside the United States, except those located in highly inflationary economies, are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resultant translation adjustments for the period from April 1, 1997 through February 20, 1998 were not significant.

  Foreign Operations and Export Sales

     Foreign operations were not deemed significant for the period from April 1, 1997 through February 20, 1998. Export sales for the period from April 1, 1997 through February 20, 1998 were $15,528,000.

2. INCOME TAXES

     For the period from April 1, 1997 through February 20, 1998, substantially all of TCS' income before income taxes was derived from its U.S. operations.

     Income tax expense (benefit) consisted of the following (in thousands):

                                                          PERIOD FROM
                                                         APRIL 1, 1997
                                                            THROUGH
                                                       FEBRUARY 20, 1998
                                                       -----------------
Current:
  U.S. Federal......................................        $ 7,220
  State and foreign.................................            876
Deferred............................................         (1,825)
                                                            -------
          Total.....................................        $ 6,271
                                                            =======

     The actual income tax expense for each of the periods shown above differs from the amount computed by applying the U.S. federal tax rate of 35% to income before income taxes principally because of state income taxes.

3. EMPLOYEE BENEFITS

  Defined Benefit Pension Plans and Defined Contribution Retirement Plan

     Until January 1, 1996, substantially all of the TCS personnel participated in a defined benefit pension plan sponsored by Tidewater. Tidewater's pension benefits are based principally on years of service and

                      TIDEWATER COMPRESSION SERVICE, INC.

employee compensation. Beginning April 1996, TCS field service personnel, along with all new employees of TCS eligible for pension plan membership, were enrolled in a new, defined contribution retirement plan. Tidewater allocated pension expense to TCS of approximately $282,000 for the period from April 1, 1997 through February 20, 1998.

  Postretirement Benefits Other Than Pension

     Tidewater sponsors a program which provides limited health care and life insurance benefits to qualified retired employees. Costs of the program are based on actuarially determined amounts and are accrued over the period from the date of hire to the full eligibility date of employees who are expected to qualify for these benefits. Tidewater has allocated postretirement health care and life insurance expense to TCS of approximately $274,000 for the period from April 1, 1997 through February 20, 1998.

4. COMMITMENTS AND CONTINGENCIES

     Rent expense for the period from April 1, 1997 through February 20, 1998 was approximately $390,000. Commitments for future minimum lease payments were not significant at February 20, 1998.

5. SUBSEQUENT EVENTS

     On February 20, 1998, pursuant to the Stock Purchase Agreement, dated December 18, 1997, between Tidewater and TW Acquisition Corporation ("Acquisition Corp."), the Acquisition Corp. acquired 100% of the voting securities of TCS for a purchase price of approximately $350 million (the "Acquisition"). Immediately following the Acquisition, Acquisition Corp. was merged with and into TCS, which changed its name to Universal Compression, Inc.